Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 6, 2004, by and between NEW CENTURY REIT, INC., a Maryland corporation to be renamed “New Century Financial Corporation” (the “Company”), and FRIEDMAN, BILLINGS, RAMSEY GROUP, INC., a Virginia corporation (the “Investor”).

THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

A. The Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, 636,885 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), pursuant to a Stock Purchase Agreement dated as of September 30, 2004 (the “Purchase Agreement”), between the Company and the Investor.

B. It is a condition precedent to the obligation of the Investor and the Company to consummate the transactions contemplated by the Purchase Agreement that the Investor and the Company execute and deliver to the other this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. (a) As used in this Agreement, the following terms shall have the meanings:

Affiliate, of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities ownership or otherwise; and the terms “controlling” and “controlled” have the respective meanings correlative to the foregoing.

Agreement means this Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

Claim shall have the meaning set forth in the Section 6(c) of this Agreement.

Commission means the Securities and Exchange Commission.

Common Stock shall have the meaning set forth in the Recitals of this Agreement.

Company shall have the meaning set forth in the Introductory Paragraph of this Agreement.

Effectiveness Date shall have the meaning set forth in Section 2(a)(i) of this Agreement.

Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

Filing Deadline shall have the meaning set forth in Section 2(a)(i) of this Agreement.

Investor shall have the meaning set forth in the Introductory Paragraph of this Agreement.

Indemnified Party shall have the meaning set forth in the Section 6(c) of this Agreement.

Indemnified Person shall have the meaning set forth in the Section 6(a) of this Agreement.

Indemnifying Party shall have the meaning set forth in the Section 6(a) of this Agreement.

Maximum Offering Size shall have the meaning set forth in Section 2(b)(ii) of this Agreement.

Person means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government agency or political subdivision thereof.

Prospectus means the prospectus (including any preliminary prospectus and/or any final prospectus filed pursuant to Rule 424(b) under the Securities Act and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statements, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statements and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

Public Offering means an offer registered with the Commission and the appropriate state securities commissions by the Company of its Common Stock and made pursuant to the Securities Act.

Purchase Agreement shall have the meaning set forth in the Recitals of this Agreement.

Registrable Securities means the Shares purchased pursuant to the Purchase Agreement; provided, however, a share of Common Stock shall cease to be a Registrable Security for purposes of this Agreement upon the earlier of (i) the date when it is no longer a Restricted Security or (ii) two (2) years after the date hereof.

Registration Expenses means any and all expenses incident to performance of or compliance with this Agreement, including, regardless of whether a Registration Statement becomes effective, without limitation: (i) all Commission, stock exchange, NASD registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with federal or state securities or blue sky laws (including any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a Blue Sky Memorandum and compliance with the rules of the NASD), (iii) all expenses of printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing of any of the Registrable Securities on any securities exchange or The New York Stock Exchange pursuant to Section 2 hereof, (v) the fees and disbursements of counsel for the Company and of the independent public accountants (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance) of the Company and (vi) any fees and disbursements customarily paid by issuers or sellers of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement).

Registration Statement means any registration statement of the Company, which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Requested Information shall have the meaning set forth in Section 4(a) of this Agreement.

Restricted Security means any Share except that such Share shall no longer be a Restricted Security as soon as the earlier of: (i) the date when such Share has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement; (ii) the date when such Share has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto); (iii) the date when such Share is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto); (iv) the date when such Share is transferable without restriction under the Securities Act or (v) the date when such Share has been otherwise transferred and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

Securities Act means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

Shares shall have the meaning set forth in the Recitals of this Agreement.

Specified Courts shall have the meaning set forth in Section 10(e) of this Agreement.

Suspension Certificate shall have the meaning set forth in Section 2(a) of this Agreement.

Suspension Period shall have the meaning set forth in Section 2(a) of this Agreement.

(b) All capitalized terms used and not defined herein have the respective meaning assigned to them in the Purchase Agreement.

2. Registration. (a) Filing and Effectiveness of Registration Statement.

(i) Subject to blackout periods permitted hereunder, after the 180-day anniversary of the date hereof, and in no event later than the 210-day anniversary of the date hereof, the Company shall prepare and file with the Commission (the “Filing Deadline”) a Registration Statement on Form S-3 under the Securities Act relating to the resale of the Registrable Securities by the Investor and will promptly take all actions that are reasonably necessary or reasonably advisable in connection with such registration, including, without limitation, providing written responses to any comments made by the Commission regarding such registration statement and filing any necessary pre-effective amendments and all necessary exhibits thereto, and will use commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the initial filing and in any event within 120 days after the date of the initial filing. The Company will, subject to blackout periods as permitted hereunder, use its commercially reasonable efforts to keep such Registration Statement effective for the period beginning on the date such Registration Statement becomes effective (the “Effectiveness Date”) and terminating on the earlier of (x) the second anniversary of the date hereof and (y) the earliest date upon which all Shares then held by the Investor are no longer Registrable Securities.

(ii) If the Company shall furnish to the Investor a certificate signed by the Chief Executive Officer, the President and Chief Operating Officer, or the Chief Financial Officer of the Company (a “Suspension Certificate”) stating that in the reasonable judgment of the management it would be detrimental or potentially detrimental to the Company or its stockholders for a registration statement to be filed or, as the case may be, remain effective, then the Company’s obligation to file and/or maintain the effectiveness of the Registration Statement shall be suspended for a period not to exceed 90 consecutive days at a time (such period, a “Suspension Period”), provided, however, that the Company may not utilize this right more than once in any 12-month period; provided, further, that the Company may, upon furnishing the Investor with an additional Suspension Certificate impose one additional fifteen (15) consecutive day Suspension Period in the same 12-month period (but not immediately following the cessation of the aforementioned 90-day period).

(b) Piggyback Registration Rights. (i) At any time after the 210-day anniversary of the date hereof, if the Company proposes to register any of its Common Stock or any other shares of common stock of the Company under the Securities Act (other than a registration on Form S-8 or S-4 or any successor or similar forms), whether or not for sale for its own account, it will each such time, give prompt written notice at least 10 calendar days prior to the anticipated filing date of the registration statement relating to such registration to the Investor, which notice shall set forth such Investor’s rights under this Section 2(b) and shall offer the Investor the opportunity to include in such registration statement such number of Registrable Securities as the Investor may request. Upon the written request of the Investor made within three calendar days of the post office date stamp on the notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Investor), the Company will use its reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Investor, to the extent requisite to permit the disposition of the Registrable Securities to be so registered; provided, however, that (A) if such registration involves a Public Offering, the Investors must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this Section 2(b) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Registrable Securities, the Company shall give written notice to the Investor and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

(ii) If a registration pursuant to this Section 2(b) involves a Public Offering and the managing underwriter thereof advises the Company that, in its view, the number of shares of Common Stock, if any, or other shares of Common Stock that the Company and the Investor intend to include in such registration exceeds the largest number of shares of Common Stock (including any other shares of Common Stock or warrants of the Company) that can be sold without having an adverse effect on such Public Offering (the “Maximum Offering Size”), in the Company’s reasonable discretion, the Company will include in such registration only that number of shares of Common Stock which does not exceed the Maximum Offering Size, in the following order of priorities: (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by other holders of securities entitled to participate in the registration, drawn from them pro-rata based on the number of shares each has requested to be included in such registration and the Investor.

(iii) If as a result of the proration provisions of this Section 2(b), the Investor is not entitled to include all such Registrable Securities in such registration, such Investor may elect to withdraw its request to include any Registrable Securities in such registration.

(iv) If the Investor decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, the Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement as may be filed by the Company with respect to offerings of its securities.

(v) Notwithstanding the foregoing, the Company shall have no obligations under this Section 2(b) hereof at any time that such Registrable Securities are the subject of an effective registration statement.

(vi) As between the Company and the Investor, the Investor shall pay all Registration Expenses in connection with the registration of the Registrable Securities pursuant to this Agreement, any legal or other costs for the Investor for such registration.

3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall, subject to Section 2(a)(ii) and (iii) use its reasonable efforts to:

(a) Prepare and file with the Commission a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the Securities Act (as shall be selected by the Company), which Registration Statement (i) shall be available for the sale of the Registrable Securities by the Investor, (ii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith or incorporated by reference therein, and (iii) shall comply in all material respects with the requirements of Regulation S-T under the Securities Act, and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 of this Agreement.

(b) Prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or an similar provision then in force) under the Securities Act and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Investor thereof (including sales by any broker-dealer);

(c) During such time as a Registration Statement is effective or such shorter period that will terminate when all the Registrable Securities have been sold (the “Registration Period”), comply with the provisions of the Securities Act with respect to the Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investor as set forth in the Prospectus forming part of the Registration Statement;

(d) (i) Notify the Investor at least 10 calendar days prior to filing, that a Registration Statement with respect to the Registrable Securities is being filed and advising the

Investor that the distribution of Registrable Securities shall be made in accordance with the method stated in the Agreement; and (ii) furnish to the Investor (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one (1) copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor;

(e) (i) Register or qualify the Registrable Securities covered by a Registration Statement under such securities or “blue sky” laws of all domestic jurisdictions requiring blue sky registration or qualification,

(ii) Prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period,

(iii) Take all such other lawful actions as may be legally necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and

(iv) Take all such other lawful actions legally necessary to qualify the Registrable Securities for sale in such jurisdictions;

provided, however, that the Company shall not be required in connection with any of its obligations under this Section 3(e) to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(f) As promptly as reasonably practicable after becoming aware of such event, notify the Investor of the occurrence of any event, as a result of which the Prospectus included in a Registration Statement, as in effect when filed, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to a Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a copy of such supplement and amendment to the Investor;

(g) Notify the Investor (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of a Registration Statement as soon as reasonably practicable of any such stop order or other suspension, and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

(h) Cause all the Registrable Securities covered by a Registration Statement to be listed on a principal national securities exchange, or included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included;

(i) Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the first Registration Statement;

(j) Reasonably cooperate with the Investor to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investor reasonably may request and registered in such names as the Investor may request; and, within three business days after a registration statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investor) an appropriate instruction;

(k) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investor of its Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

4. Obligations of the Investor. In connection with the registration of the Registrable Securities, the Investor shall have the following obligations:

(a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor (the “Requested Information”). If at least two business days prior to the anticipated filing date the Company has not received the Requested Information from the Investor, then the Company may file the Registration Statement without including Registrable Securities of the Investor. However, as soon as reasonably practicable upon receipt of the Requested Information, and at the Investor’s expense, the Company shall file such amendments to the Registration Statement as may be necessary to include therein the Registrable Securities at the Investor’s expense.

(b) The Investor by its acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of such Registration Statement hereunder, unless the Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement; the Company shall, on its part, ensure that Item 507 of Regulation S-K of the Securities Act (regarding information on the selling security holders) be complied with in connection with its preparation and filing of such Registration Statement hereunder;

(c) As promptly as practicable after becoming aware of such event, notify the Company of the occurrence of any event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(d) The Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(f) or 3(g), it shall immediately discontinue its disposition of Registrable Securities pursuant to a Registration Statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(f) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

5. Expenses of Registration. All Registration Expenses incurred by the Company shall be paid by the Company other than (a) $50,000 as a liquidated sum (which is the same as, and not in addition to, the liquidated sum of $50,000 payable under each of (x) the Purchase Agreement and (y) the underwriting agreement relating to the Public Offering) for all costs and expenses (including, without limitation, legal fees) incurred by the Company in the preparation of draft amendments to the Registration Statement (No.333-114707) on Form S-3, as amended, of the Company (including Amendment No.7 to such Registration Statement) and related documents and agreements pertaining to the private placement contemplated by the Purchase Agreement, and (b) all printing, delivery and distribution costs and Commission filing fees incurred and associated with future registrations and issuances of Common Stock contemplated by this Agreement and the Purchase Agreement, the costs, expenses and fees in each case of which shall be paid by the Investor or its Affiliates.

6. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless the Investor, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an “Indemnified Person”) from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance in which they were made, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 3(f), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person written notice that such Prospectus is outdated or defective.

(b) Indemnification by the Investor. The Investor agrees to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance in which they were made, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Investor hereby agrees to reimburse such Company for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use therein.

(c) Notice of Claims, etc. Promptly after receipt by a party seeking indemnification pursuant to this Section 6 (an “Indemnified Party”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 6 is being sought (the “Indemnifying Party”) of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable and actually incurred fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (i) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (ii) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (iii) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (i), (ii) or (iii) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

(d) Contribution. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably and actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Investor in this Section 6(d) to contribute shall be several in proportions to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

(e) Notwithstanding any other provision of this Section 6, in no event shall the Investor be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the gross proceeds to be received by the Investor from the sale of its Registrable Securities pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act.

(f) The obligations of the Company under this Section 6 shall be in addition to any liability, which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability, which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies, which may otherwise be available to an indemnified party at law or in equity.

7. Assignment. The rights to have the Company register Registrable Securities pursuant to this Agreement may be assigned or transferred only with the prior written consent of the Company, in the Company’s sole and absolute discretion, and any such assignment or transfer without such consent shall be void and of no effect.

8. Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Investor and the Company.

9. Miscellaneous.

(a) A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b) Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, by a nationally recognized overnight courier service or by facsimile as follows, and shall be deemed given when actually received.

If to the Company, to:

New Century REIT, Inc.

18400 Von Karman, Suite 1000

Irvine, California 92612

Attention: Terry Thelogides, General Counsel

Fax: (949) 440-7033

With a copy to:

O’Melveny & Myers LLP

275 Battery Street, 26th Floor

San Francisco, California 94111

Attention: Peter T. Healy, Esq.

Fax: (415) 984-8701

If to the Investor, to:

Friedman, Billings, Ramsey Group, Inc.

1001 Nineteenth Street North

Arlington, Virginia 22209

Attention: Ned Wheeler

Fax: (703) 469-1131

With a copy to:

Cadwalader, Wickersham & Taft LLP

100 Maiden Lane

New York, New York 10038

Attention: Louis J. Bevilacqua, Esq.

Fax: 212-504-6666

The Company or the Investor may change the foregoing address by notice given pursuant to this Section 9 (d).

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

(e) Any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement may be instituted in the federal courts of the United States of America located in the City and County of Los Angeles or the courts of the State of California in each case located in the City and County of Los Angeles (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(f) The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g) This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement and the Purchase Agreement supersede all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

(h) Subject to the requirements of Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(i) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(j) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

(k) From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(l) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures delivered by facsimile shall be deemed to be original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

NEW CENTURY REIT, INC., a Maryland corporation

By:	/s/ Brad A. Morrice
Name:	Brad A. Morrice
Title:	President and Chief Operating Officer

INVESTOR:

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC., a Virginia corporation

By:	/s/ Edward M. Wheeler
Name:	Edward M. Wheeler
Title:	Managing Director